                                                  Registration No. 333-_______

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             ____________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          __________________________

                                EMC CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

             Massachusetts                                 04-2680009
     (State or Other Jurisdiction                       (I.R.S. Employer
   of Incorporation or Organization)                   Identification No.)

                    EMC Corporation 1993 Stock Option Plan

                          Common Stock Option Program
                          ___________________________

                           (Full Title of the Plans)
                          ___________________________

                               35 Parkwood Drive
                        Hopkinton, Massachusetts 01748
         (Address of Principal Executive Offices, Including Zip Code)
                           _________________________

                             Paul T. Dacier, Esq.
                      Vice President and General Counsel
                                EMC Corporation
                               171 South Street
                        Hopkinton, Massachusetts 01748
                                (508) 435-1000
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
                           _________________________

                        CALCULATION OF REGISTRATION FEE

 ================================================================================================================================
      Title of Each Class of                 Amount to be          Proposed Maximum        Proposed Maximum        Amount of
   Securities to be Registered              Registered (1)        Offering Price Per      Aggregate Offering      Registration
                                                                       Share (2)               Price (2)            Fee (3)
---------------------------------------------------------------------------------------------------------------------------------
1993 Stock Option Plan
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $.01 per share                        17,000,000 shares (4)            $70.21875          1,193,718,750              331,855
=================================================================================================================================
Common Stock Option Program
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share      20,000 shares (5)            $70.21875              1,404,375              391
=================================================================================================================================

(1) This registration statement also relates to an aggregate of approximately 44,963,167 shares of common stock, par value $.01 per share, of EMC Corporation ("Common Stock") previously registered and remaining unissued under Registration Statements on Form S-8 (Registration Nos. 33-71598, 33-63665, 333-31471 and 333-55801), which are incorporated by reference herein. Also registered hereunder are such additional number of shares of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the EMC Corporation 1993 Stock Option Plan and the Common Stock Option Program to which this Registration Statement relates.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Common Stock on the New York Stock Exchange on October 28, 1999.

(3) In accordance with Instruction E of Form S-8, the registration fee is being paid with respect to newly registered securities only.

(4) Represents shares that may be issued upon exercise of options granted under the EMC Corporation 1993 Stock Option Plan.

(5) Represents shares that may be issued to certain Company employees upon exercise of options granted pursuant to non-qualified stock option agreements in the form filed herewith.

                                    PART II

     EMC Corporation (the "Registrant") hereby incorporates by reference the contents of the Registrant's Registration Statements on Form S-8 (Registration Nos. 33-71598, 33-63665, 333-31471 and 333-55801).

Item 8.  Exhibits.

Exhibit
Number         Title of Exhibit
------         ----------------

4.1            EMC Corporation 1993 Stock Option Plan,
               as amended to date.

4.2            Form of Non-Qualified Stock Option Agreement.

5.1 Opinion of Paul T. Dacier, Esq., Vice President and General Counsel of EMC Corporation, as to the legality of the securities being registered.

23.1           Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Paul T. Dacier, Esq., Vice President and General Counsel of EMC Corporation (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney (included on the signature pages to this Registration Statement).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hopkinton, Commonwealth of Massachusetts on the 29th day of October, 1999.


                                         EMC Corporation


                                         By: /s/ Paul T. Dacier
                                            --------------------------
                                            PAUL T. DACIER
                                            Vice President and General Counsel


     Each person whose signature appears below constitutes and appoints Michael
C. Ruettgers, Colin G. Patteson and Paul T. Dacier, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by EMC Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signatures                                 Title                                   Date
---------------------------------                ---------------------                    ----------------
   /s/ Richard J. Egan                           Chairman of the Board                    October 29, 1999
---------------------------------
       Richard J. Egan                           (Principal Executive
                                                 Officer) and Director

  /s/ Michael C. Ruettgers                       President and Chief                      October 29, 1999
---------------------------------
      Michael C. Ruettgers                       Executive Officer and
                                                 Director

 /s/ Colin G. Patteson                Senior Vice President, Chief     October 29, 1999
----------------------------------
       Colin G. Patteson              Administrative Officer and
                                      Treasurer (Principal
                                      Financial Officer)

 /s/ William J. Teuber                Vice President and Chief         October 29, 1999
----------------------------------
       William J. Teuber, Jr.         Financial Officer
                                      (Principal Accounting
                                      Officer)

 /s/ Michael J. Cronin                Director                         October 29, 1999
----------------------------------
       Michael J. Cronin

 /s/ John R. Egan                     Director                         October 29, 1999
----------------------------------
       John R. Egan

 /s/ Maureen E. Egan                  Director                         October 29, 1999
----------------------------------
       Maureen E. Egan

 /s/ W. Paul Fitzgerald               Director                         October 29, 1999
----------------------------------
       W. Paul Fitzgerald

 /s/ Joseph F. Oliveri                Director                         October 29, 1999
----------------------------------
       Joseph F. Oliveri

                                 EXHIBIT INDEX


Exhibit
Number       Title of Exhibit
------       ----------------

4.1          EMC Corporation 1993 Stock Option Plan, as amended to date.

4.2          Form of Non-Qualified Stock Option Agreement.

5.1          Opinion of Paul T. Dacier, Esq., Vice President and
             General Counsel of EMC Corporation, as to the legality of the securities being registered.

23.1         Consent of PricewaterhouseCoopers LLP.

23.2         Consent of Paul T. Dacier, Esq., Vice President and
             General Counsel of EMC Corporation (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney (included on the signature pages to this Registration Statement).